Exhibit 99.1

Synthesis Energy Systems Expands Executive Team, DeLome Fair Joins as

Senior Vice President, Gasification Technology

HOUSTON, December 12, 2014 – Synthesis Energy Systems, Inc. (SES) (NASDAQ: SYMX) today announced that DeLome Fair, an accomplished engineering and technology executive with more than 25 years’ experience in the energy and petrochemical industries, with specialization in gasification, IGCC and gas processing, has joined the team as Senior Vice President – Gasification Technology. Fair will report to SES’s Chief Technology Officer, Francis Lau.

Fair’s gasification career spans leadership positions with GE Energy and Chevron/Texaco. Most recently during her ten-year tenure with GE, Fair led a global team of 135 engineers in the U.S., India and China, as General Manager, Gasification & Process Systems Technology, from December 2011 to August 2014. In that post, she was responsible for engineering to GE’s global gasification business, including business development support, execution of customer orders, new product development, services, and project management. From January 2007 to December 2011, Fair’s expertise in gasification and IGCC technology led to her appointment as GE’s Chief Consulting Engineer for gasification. Her career has also included serving as Product Line Leader, Licensing Manager, and Technology Manager for gasification in both GE and Chevron/Texaco.

“We are pleased to have DeLome join our executive team. The timing for this new position is right,” said Robert Rigdon, SES President and CEO. “In addition to the recent orders received for our technology in China for the seven gasification systems in three projects, we are also managing a pipeline of about 40 potential project opportunities across the globe. DeLome’s deep experience in the gasification industry further strengthens our ability to secure orders and deliver economic, efficient and eco-friendly operational performance of our technology, including our latest state-of-the-art gasification system, XL3000.”

“I am very pleased to join the SES team. Gasification is a technology that I’ve devoted my career to,” said Fair. “I believe the SES Gasification Technology, with its ability to cleanly extract hydrogen and carbon from virtually any grade of coal, as well as biomass and municipal wastes, uniquely opens up gasification for many global regions that have massive energy demands and vast quantities of low-cost indigenous feedstock resources. I am excited to be onboard to help grow the company, while enabling SES’s stated initiative of ‘growth with blue skies,’ to be realized around the world.”

Fair received her Masters of Science and Bachelors of Science, both in Chemical Engineering, from the University of Kansas.

About Synthesis Energy Systems, Inc.

Synthesis Energy Systems (SES) is a Houston-based technology company focused on bringing clean high-value energy to developing countries from low-cost and low-grade coal, biomass and wastes through its proprietary gasification technology based upon U-Gas®, licensed from the Gas Technology Institute. The SES Gasification Technology enables greater fuel flexibility for both large-scale and efficient small- to medium-scale operations close to fuel sources. Fuel sources include low-rank, low-cost high ash, high moisture coals, which are significantly cheaper than higher grade coals, many coal waste products, and biomass feedstocks. For more information, please visit: www.synthesisenergy.com.

SES Forward-Looking Statements

This press release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements. Forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Among those risks, trends and uncertainties are the ability of our ZZ joint venture to effectively operate XE's methanol plant and produce methanol; the ability of our project with Yima to produce earnings and pay dividends; our ability to develop and expand business of the ZCM joint venture in the joint venture territory; our ability to develop the SES power business unit and marketing arrangement with GE and our other business verticals, including DRI steel, through our marketing arrangement with Midrex Technologies, and renewables; our ability to successfully develop the SES licensing business; our ability to reduce operating costs; our ability to make distributions and repatriate earnings from our Chinese operations; our limited history, and viability of our technology; commodity prices, and the availability and terms of financing; our ability to obtain the necessary approvals and permits for future projects; our ability to raise additional capital, if any, and our ability to estimate the sufficiency of existing capital resources; the sufficiency of internal controls and procedures; and our results of operations in countries outside of the U.S., where we are continuing to pursue and develop projects. Although SES believes that in making such forward-looking statements our expectations are based upon reasonable assumptions, such statements may be influenced by factors that could cause actual outcomes and results to be materially different from those projected by us. SES cannot assure you that the assumptions upon which these statements are based will prove to have been correct.

Contact:

MDC Group

Investor Relations:

David Castaneda

Arsen Mugurdumov

414.351.9758

IR@synthesisenergy.com

Media Relations:

Susan Roush

747.222.7012

PR@synthesisenergy.com